ARTICLES OF MERGER


ARTICLES OF MERGER (these "Articles") made and entered into as of April 6, 1999 by and between Valley Fish Products, Inc., a Nevada corporation ("Valley Fish") and IF&B Media Corporation, a California corporation ("IF&B Media"). These Articles are adopted pursuant to Section 92A.100 of the Nevada Revised Statutes, as amended, and Section 1100, as amended by Ch. 7111, L. 1979 and Sec. 1108, as amended by Ch. 567, L. 1990 of Division 1, Title 1, of the California Corporations Code, as amended.
All of such laws expressly permit the merger described herein; subject to and pursuant to all of the terms and conditions as set forth herein.


ARTICLE I
SURVIVOR CORPORATION

Valley Fish, a Nevada corporation, shall be the survivor corporation.


ARTICLE II
SHARES AUTHORIZED AND OUTSTANDING

On the date of these Articles of Merger, Valley Fish has authority to issue 75,000,000 shares of Common Stock, $.001 par value, of which 622,594 shares are issued and outstanding. On the date of these Articles of Merger, IF&B Media has authority to issue 25,000,000 shares of Common Stock, $.01 par value (the "IF&B Media Common Stock") and 1,000,000 shares of Preferred Stock, of which 8,000,000 and 0 shares are issued and outstanding, respectively.


ARTICLE III
SHAREHOLDER VOTE

On April 6, 1999, shareholders entitled to vote on the action constituting all of the outstanding shares of IF&B Media Common Stock approved the Agreement and Plan of Merger to merge IF&B Media into Valley Fish, none opposed. Said number of votes was sufficient for approval by the stockholders. The plan of merger was duly authorized by all action required by the laws under which it was incorporated and by its constituent documents. On April 6, 1999, shareholders entitled to vote on the action constituting 622,594 of the outstanding shares of Valley Fish Common Stock approved the Agreement and Plan of Merger to merge IF&B Media into Valley Fish, none opposed. Said number of votes was
sufficient for approval by the stockholders.   The plan of merger was
duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.


ARTICLE IV
PLAN OF MERGER

The executed agreement of merger is on file at the principal place of business of the surviving corporation (Valley Fish). Said address is 10
Office Park Road.   A copy of the agreement of merger will be furnished
by the surviving corporation to any stockholder of any constituent corporation.

The terms of the Agreement of Merger are as follows:

(1) Merger. IF&B Media shall be merged with and into Valley Fish, and Valley Fish shall survive the merger ("merger"), effective upon the date when the Merger Agreement is made effective in accordance with applicable laws (the "Effective Date").

(2)   Amendment to Articles of Incorporation.   Article I of the Articles
of Incorporation of Valley Fish shall be amended as to read - "The name of the corporation is Global Foods Online, Inc.

(3) Governing Documents. The Bylaws of Valley Fish, in effect on the Effective Date, shall continue to be the Bylaws of Valley Fish as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

(4) Further Assurances. From time to time, as and when required by Valley Fish or by its successors and assigns, there shall be executed and delivered on behalf of IF&B Media such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Valley
Fish the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of IF&B Media, and otherwise to carry out the purposes of the Merger Agreement, and the officers and directors of Valley Fish are fully authorized in the name and on behalf of IF&B Media or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(5) Stock of IF&B Media. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of IF&B Media shall be recalled and canceled and 4,000,000 restricted Valley Fish Common Shares shall be issued in proportion to their ownership percentage. The registered owner on the books and records of IF&B Media or its transfer agents of any outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Valley Fish or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Valley Fish Common Stock evidenced by such outstanding certificate as above provided.

(6) Book Entries. As of the Effective Date, entries shall be made upon the books of Valley Fish in accordance with the following.

(a) The assets and liabilities of IF&B Media shall be recorded at the amounts at which they were carried on the books of IF&B Media immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the 1,000 Common of IF&B Media presently issued and outstanding.

(b) There shall be credited to the common stock account of Valley Fish the aggregate amount of the stated value of all shares of Valley Fish Common Stock resulting from the conversion of the outstanding IF&B Media Common Stock pursuant to the merger.

(c) There shall be credited to the retained earnings account of Valley Fish the aggregate of the amount carried in the retained earnings account of IF&B Media immediately prior to the Effective Date.

(8) Access to Documentation. Prior to the merger, Valley Fish and IF&B Media shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning each others operations, assets and business.

(9) Merger Expenses. IF&B Media shall pay the legal, accounting and any other expenses reasonably incurred in connection with this Agreement and the transactions contemplated hereby. Valley Fish agrees to provide an itemized list of all expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby.

(10) Abandonment. At any time before the effective Date, the Agreement and Plan of Reorganization and the Agreement of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either Valley Fish or IF&B Media or both, notwithstanding approval of the Merger Agreement by the shareholders of Valley Fish or the shareholders of IF&B Media or both.


IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of Valley Fish and IF&B Media and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

IF&B Media Corporation           ATTEST:
A California corporation



President                        Secretary


Valley Fish Products, Inc.       ATTEST:
A Nevada corporation


President                       Secretary




State of        )
                )ss.
County of       )


On the    day of April, 1999 personally appeared before me the President of IF&B Media Corporation, a California corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


NOTARY PUBLIC
Address


My Commission Expires:

SEAL

State of         )
                 )ss.
County of        )


On the    day of April, 1999, personally appeared before me the Secretary of IF&B Media Corporation, a California corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.



NOTARY PUBLIC
Address


My Commission Expires:

SEAL



State of           )
                   )ss.
County of          )


On the   day of April, 1999, personally appeared before me the President of Valley Fish Products, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.



NOTARY PUBLIC
Address


My Commission Expires:

SEAL

State of              )
                      )ss.
County of             )


On the    day of April, 1999, personally appeared before me the Secretary of Valley Fish Products, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


NOTARY PUBLIC
Address

My Commission Expires:

SEAL


VERIFICATION


The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Valley Fish Products, Inc., a Nevada corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors.



Secretary



State of           )
                   )ss.
County of          )


On the     day of April, 1999, personally appeared before me the
Secretary of Valley Fish Products, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.



NOTARY PUBLIC
Address


My Commission Expires:

SEAL


VERIFICATION


The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of IF&B Media Corporation., a California corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.



Secretary



State of               )
                       )ss.
County of              )


On the    day of April, 1999, personally appeared before me the Secretary of IF&B Media Corporation, a California corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC
Address
My Commission Expires:

SEAL